                                                                    EXHIBIT 11.1

                                         MASTER GRAPHICS, INC
                      COMPUTATION OF NET EARNINGS (LOSS) PER COMMON SHARE (1)(2)
                           (dollars in thousands, except per share amounts)

                                   YEAR           YEAR      SIX MONTHS         YEAR
                                   ENDED          ENDED        ENDED           ENDED
                                  JUNE 30,      JUNE 30,    DECEMBER 31,    DECEMBER 31,
                                   1996           1997         1997            1998
                               ------------- ----------    ------------    -------------
BASIC:
------

Net earnings (loss) before
 extraordinary loss           $       172     $   (1,273)   $   (3,819)     $    3,973
Less preferred stock
 dividend requirement                   -              -             -             (84)
Less accretion of
 preferred stock discount               -              -             -             (87)
                              -----------      ---------    ----------      ----------
Net earnings (loss) before
 extraordinary loss
   available for common
    shareholders                      172         (1,273)       (3,819)          3,802
Extraordinary loss, net                 -              -             -          (2,098)
                              -----------     ----------    ----------      ----------
Net earnings (loss)
 available for common
   shareholders                       172         (1,273)       (3,819)          1,704
                              ===========     ==========    ==========      ==========

Basic - average shares
 outstanding                    4,000,000      4,000,000     4,000,000       6,130,117
                               ==========     ==========    ==========      ==========

Basic earnings per share:
   Net earnings (loss)
    before extraordinary
    loss                       $      .04     $    (0.32)   $    (0.95)     $      .62
                               ==========     ==========    ==========      ==========

   Extraordinary loss, net     $       -      $        -    $        -      $     (.34)
                               ==========     ==========    ==========      ==========

   Net earnings (loss)
    available for common
    shareholders               $      .04     $    (0.32)   $    (0.95)     $      .28
                               ==========     ==========    ==========      ==========

DILUTED:
--------

Net earnings (loss)
 available to common
   shareholders                $      172     $   (1,273)   $   (3,819)     $    3,802
Plus preferred stock
 dividend requirement
   and discount accretion               -              -             -             171
Plus deferred compensation
 provision                              -              -             -              47
                               ----------     ----------    ----------      ----------
Net earnings (loss) before
 extraordinary loss
   available for common
    shareholders                      172         (1,273)       (3,819)          4,020
Extraordinary loss, net                 -              -             -          (2,098)
                               ----------     ----------    ----------      ----------
Net earnings (loss)
 available for common
   shareholders                       172         (1,273)       (3,819)          1,922
                               ==========     ==========    ==========      ==========

Basic - average shares
 outstanding                    4,000,000      4,000,000     4,000,000       6,130,117
Assumed conversion of
 preferred stock                        -              -             -         177,776
Assumed exercise of
 warrants                               -              -       355,552         237,223
Assumed exercise of the
 stock option clause in the
   deferred compensation
    agreements                          -              -             -         100,000
                               ==========     ----------    ----------      ----------
Diluted - average shares
 outstanding                    4,000,000      4,000,000     4,355,552       6,645,116
                               ==========     ==========    ==========      ==========

Diluted earnings per share (3)
   Net earnings (loss)
    before extraordinary
    loss                       $      .04     $    (0.32)   $    (0.88)     $      .61
                               ==========     ==========    ==========      ==========

   Extraordinary loss, net     $        -     $        -    $        -      $     (.32)
                               ==========     ==========    ==========      ==========

   Net earnings (loss)
    available for common
    shareholders               $      .04     $    (0.32)   $    (0.88)     $      .29
                               ==========     ==========    ==========      ==========

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Notes:
(1) Computation of net earnings (loss) per common share for the fiscal years 1993 through 1996 is not shown as the Company's capital structure during those periods consisted solely of 4,000,000 shares of common stock and there were no potential equity instruments issued.
(2) Shares for all periods presented are adjusted to reflect a 40,000 to 1 stock split which occurred on May 14, 1998.
(3)  Diluted earnings (loss) per share is set forth herein in accordance with
     Item 601 of Regulation S-K. The resulting historical diluted earnings
     (loss) per share for the six months ended December 31, 1997 were anti-dilutive and, therefore, are not disclosed in the statement of operations. Historical earnings per share for the year ended December 31, 1998 were anti-dilutive due to the preferred stock conversion, and, therefore, that conversion was not assumed in the unaudited condensed consolidated statements of operations.